UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33093 (Commission File Number)	77-0160744 (I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200
La Jolla, California 92037
(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Amendment to Master License Agreement

On April 8, 2015, Ligand Pharmaceuticals Incorporated ( “Ligand”) and its wholly owned subsidiary, Metabasis Therapeutics, Inc. (“Metabasis”, and together with Ligand, the “Company”) entered into a Second Amendment to Master License Agreement (the “MLA Amendment”) with Viking Therapeutics, Inc. (“Viking”) to amend certain terms of the Master License Agreement, dated May 21, 2014, by and among Ligand, Metabasis and Viking (as previously amended by the First Amendment to Master License Agreement, dated September 6, 2014, the “Master License Agreement”).

The MLA Amendment increased the royalty rates payable to the Company under the Master License Agreement on the annual aggregate worldwide net sales of the EPOR, SARM and TR-Beta licensed compounds.  The royalty rates are tiered percentages in the following ranges based upon net sales: (a) middle-to-upper single digit royalties upon sales of any licensed EPOR compounds, (b) upper single digit royalties upon sales of any licensed SARM compounds, and (c) low-to-middle single digit royalties upon sales of any licensed TR-Beta compounds; in each case subject to reduction in certain circumstances.

The MLA Amendment also amended the upfront payments  to the Company of Viking capital stock.  If Viking completes an initial public offering (an “IPO”), Viking will issue to the Company a number of shares of Viking common stock based on Viking’s valuation as of immediately prior to such IPO.  The Company’s aggregate ownership of Viking common stock (including any shares of common stock acquired by Ligand in the Viking IPO, but excluding any shares of common stock issuable upon conversion of the Note (as defined below) is capped at 49.9% of Viking capital stock outstanding following the closing of the IPO (including, if applicable, an adjustment to maintain the Company’s ownership percentage in the event the underwriters exercise their option to purchase additional shares in the IPO). The Company also continues to have the option to receive shares of the same class and type of securities issued and sold by Viking in a private financing which occurs prior to an IPO, or, in lieu of receiving the same class and type of shares issued in the private financing, to defer its right to receive equity in Viking until an IPO or subsequent private financing of Viking.

Amendment to Loan and Security Agreement

On April 8, 2015, Ligand and Viking entered into a First Amendment to Loan and Security Agreement, dated April 8, 2015 (the “LSA Amendment, together with the MLA Amendment, the “Amendments”) to amend certain terms of the Loan and Security Agreement, dated May 21, 2014, by and between Ligand and Viking (the “Loan and Security Agreement”). Pursuant to the LSA Amendment, among other things, the loans, which are evidenced by a Secured Convertible Promissory Note (the “Note”), will become due and payable upon the written demand of Ligand at any time after the earlier to occur of an event of default under the Loan and Security Agreement or the Note, and May 21, 2016, which is the original maturity date under the Note (the “Maturity Date”), unless the loans are converted into equity prior to such time.

Pursuant to the LSA Amendment, upon the earlier of: (1) a bona fide capital financing transaction or series of financing transactions with one or more financial non-strategic investors with aggregate net proceeds to Viking of at least $20,000,000 and pursuant to which Viking issues shares of its equity securities; (2) the consummation of a firmly underwritten public offering pursuant to the Securities Act of 1933 (the “Securities Act”), on Form S-1 or Form S-3 or any successor forms subsequent to an IPO with an aggregate offering size of at least $20,000,000; or (3) one year after the closing of an IPO, Ligand may elect to (a) receive such number of shares of the type of equity which Viking issues in such private financing or public offering equal to 200% of the amount obtained by dividing the entire then-outstanding principal amount of the loans, plus all accrued and previously unpaid interest thereon, by the lowest per share price paid by investors in such private financing or public offering, (b) require Viking to prepay in cash an amount equal to 200% of the principal amount of the loans then-outstanding plus all accrued and previously unpaid interest thereon, or (c) receive a combination of shares under clause (a) and cash under clause (b) up to the aggregate value of 200% of the principal amount of the loans then-outstanding plus all accrued and previously unpaid interest thereon.

If the loans are not fully repaid, prepaid or converted pursuant to the paragraph immediately above prior to the Maturity Date, the loans will automatically mature and, upon Ligand’s written demand, the loans shall become due and payable (or will convert into equity) pursuant to the terms in the paragraph immediately above.  Moreover, if a private financing occurs prior to an IPO and Ligand has not elected to receive shares of the type of equity Viking issues in such private financing or to receive prepayment in the form of cash, Ligand may elect to extend the Maturity Date to a mutually agreed date.  Ligand has agreed not to sell or otherwise transfer or dispose of Viking capital stock, to the extent requested by Viking or an underwriter of securities of borrower, until the earlier of (1) 270 days from the date of conversion of the Note or (2) one year following the date of the final prospectus filed with the Securities and Exchange Commission (the “SEC”) relating to an effective registration statement under the Securities Act in connection with an IPO.

Pursuant to the LSA Amendment, Ligand has the right to sell or assign the Loan and Security Agreement or the Note at any time without Viking’s prior consent.

The foregoing descriptions of the Amendments do no purport to be complete and are qualified in their entirety by reference to the Amendments, which we expect to file as exhibits to our quarterly report on Form 10-Q for the three month period ending June 30, 2015.  The agreements being amended by the Amendments have been previously filed with the SEC with Ligand’s quarterly reports on Form 10-Q for the three month periods ended June 30, 2014 and September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 10, 2015	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary